Exhibit 99.2

Filed by Discovery, Inc.

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed under Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Discovery, Inc.

Commission File No.: 001-34177

Date: May 17, 2021

The following e-mail was distributed to all global employees of Discovery, Inc. on May 17, 2021 and posted on the company’s internal website.

EMAIL SUBJECT: A Premier Global Entertainment Leader: A Message from David Zaslav

Today is such a momentous day for Discovery.

I am so excited to share the news that we have reached a definitive agreement for AT&T to spin off its storied WarnerMedia assets into a new company with Discovery. This combination will create a premier global entertainment company.

Obviously an historic watershed for this great company!

AT&T CEO John Stankey and I have been discussing a singular vision for a while now...that simply put: these assets are better together…in fact, not just better together, but together we are a significantly stronger, more dynamic and compelling company...one that is even better positioned to be a next-generation global media leader.

Our shared vision is one of a pure-play entertainment company, bringing together the most cherished franchises in the world across top programming genres, including premium television and movies, animation, global sports and news, kids and families, non-fiction lifestyle and real-life entertainment all under one roof.

Our combined excellence in storytelling and streaming, and our deep global footprint will form a customer-driven company strongly positioned for the future, and to become a top-tier streaming competitor.

This new company makes huge sense. The combination of our brands, assets, content, global reach and creative leadership will position us for sustainable growth in an entertainment landscape in which we now compete against some very deep pockets. We will be able to serve consumers in more compelling ways than ever before, and invest more in content, programming and storytelling.

Together, we will be able to offer a global portfolio of brands and beloved franchises on Day One. Discovery’s unparalleled portfolio of leading local and global real-life entertainment brands and content, combined with the storied Warner Brothers Studios and Pictures...the pioneering HBO…the global journalism of CNN... sports rights from NBA, NHL, MLB and March Madness in the US…great kids content from the Cartoon Network, Looney Tunes and Hanna-Barbera catalogues...and the industry’s deepest library of 200,000 hours, including many of the world’s most iconic, fan-favorites from Casablanca to DC Comics, Harry Potter to Lord of the Rings, the Big Bang Theory, Friends, Game of Thrones, Dune, Matrix, Sex in the City, the Sopranos and Wizard of Oz!

If you aren’t totally familiar with WarnerMedia’s amazing brands, please click on this video to see how we imagine this new company.

I realize this news probably comes as a surprise!

First, none of this would be possible without your hard work, creativity and grit in building and growing Discovery into the dynamic media company we are today. It is a huge testament to all of you that AT&T is entrusting us to bring its crown jewel entertainment assets into the future alongside our own.

Second, I will be running the combined company and feel great about bringing two strong cultures together that share a deep commitment to their people, their values and mission...and quality impactful storytelling. I also appreciate that you may have questions about the synergy estimates we have announced, and rest assured we will work diligently and conscientiously through that process, and always communicate as transparently as possible...but know that nothing can happen on this front until after the deal is approved and closed sometime in first half of 2022. This transaction will also create meaningful growth opportunities for many of our employees, as well as for our talent and franchises, as we get the opportunity to compete at a much bigger table.

Third, this process will take time. We expect the deal to be approved in the first half of next year. In the meantime, it’s fully business as usual, and we need to keep our eye on the ball and continue to drive our standalone company forward, including our ambitious plans for discovery+. At the same time, we will of course keep you posted on developments, and when and how we can start engaging with our counterparts.

I know you will have plenty of questions, so please join me alongside John Stankey, CEO of AT&T, for a virtual global Town Hall on Wednesday, May 19 at 10am ET.

Today we stand on the shoulders of John Hendricks, John Malone, Bob Miron and the Newhouse Family — the visionaries who saw the consumer demand for non-fiction excellence, creating the Discovery Channel as one stand-alone network based in Landover, Maryland; and Ken Lowe, who turned an idea for a cable network about homes and gardens into a global media lifestyle phenomenon. Through innovation, risk-taking and hard work, that initial Discovery Channel has grown into one of the most admired media companies in the world today.

I want to give a very special shout-out to the Discovery teams who got this unprecedented deal done...first to Bruce Campbell, Elizabeth Newell, Dan Fox and the entire Corporate Development team, and Gunnar Wiedenfels, Fraser Woodford, Andrew Slabin, Todd Davis and the Finance team….simply put, we would not be here if not for Bruce and Gunnar and their steady leadership, ingenuity and warrior mentality of grinding out too many all-nighters to count! Thanks also to Savalle Sims, Tara Smith and the Legal team…David Leavy, Nathaniel Brown and the Comms team...and JB and Adria for their contributions to position us for great success today and going forward. These leaders are all high-character individuals whose strong and consistent leadership makes this the best team in the business, and I am grateful for their dedication to Discovery.

In closing…this is a huge moment for me personally and I know for all of you. What started as an ambitious vision 35 years ago to create a purpose-driven company and culture to tell important stories the right way, has grown from three networks to one of the world’s most dynamic and global media companies. It has brought us to this remarkable moment, and I have never been more excited about the opportunity and challenges ahead.

The energy you bring every single day to Discovery sets us on a course for a very bright future. You have my gratitude. See you Wednesday...

Best,

David

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery, Inc. (“Discovery”) and Magallanes, Inc. (“Spinco”), which will immediately follow the proposed separation of Spinco from AT&T Inc. (“AT&T”) (together, the “proposed transaction”). In connection with the proposed transaction, Discovery intends to file a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC. In addition, Spinco expects to file a registration statement in connection with its separation from AT&T. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statements and proxy statement/prospectus (when available) and other documents filed by Discovery and Spinco with the SEC at http://www.sec.gov. Free copies of the registration statements and proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at https://ir.corporate.discovery.com. Free copies of documents filed with the SEC by Spinco will be made available free of charge on AT&T’s investor relations website at https://investors.att.com.

Participants in the Solicitation

Discovery, AT&T and Spinco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Discovery is set forth in its definitive proxy statement, which was filed with the SEC on April 30, 2021. Information about the directors and executive officers of AT&T is set forth in its definitive proxy statement, which was filed with the SEC on March 11, 2021. Information about the directors and executive officers of Spinco will be set forth in its registration statement to be filed with the SEC in connection with its separation from AT&T. Investors may obtain additional information regarding the interests of such participants by reading the registration statements, proxy statement/prospectus and other relevant materials regarding the proposed transaction when they become available.